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                                                                  Exhibit 5.1


                                                December 15, 2000

Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California 95051

            RE: OPINION OF COUNSEL

            I am Senior Vice President and General Counsel of Affymetrix, Inc., a Delaware corporation (the "Company"). In that capacity, I am rendering this opinion in connection with the registration by the Company of the offer and resale of an aggregate of 1,285,237 shares of Common Stock, $0.01 par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof, on behalf of certain selling stockholders named therein (the "Selling Stockholders"). The Shares consist of shares that have been issued by the Company in a private placement.

      In arriving at the opinion expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that the Shares being registered for resale by the Selling Stockholders under the Registration Statement have been duly authorized, validly issued, fully paid and nonassessable.

         I express no opinion with respect to laws other than those of the federal law of the United States of America, the Delaware General Corporation Law, and the California Corporation Code and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement with respect to the Shares under the Securities Act of 1933, as amended.

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                                  Very truly yours,

                                  /s/  Vern Norviel

                                       Vern Norviel
                                       Senior Vice President and
                                       General Counsel
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